Exhibit23.2




    HANSEN, BARNETT & MAXWELL
     A Professional Corporation
    CERTIFIED PUBLIC ACCOUNTANTS
                 AND
        BUSINESS CONSULTANTS
      5 Triad Center, Suite 750
    Salt Lake City, UT 84180-1128
        Phone: (801) 532-2200
         Fax: (801) 532-7944
           www.hbmcpas.com






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM






To the Board of Directors
Remote MDx, Inc.


         We consent to the use of our report dated December 22, 2005, in the Registration Statement of Remote MDx, Inc. on Form SB-2, relating to the registration of 27,760,429 shares of common stock. We also consent to the use of our name and the reference to us in the "Experts" section of this Registration Statement.



                                            /s/  HANSEN, BARNETT & MAXWELL




Salt Lake City, Utah
October 2, 2006